Allegiant Bancorp Inc.
Plan Number: 6689


The Employer named below has previously adopted a Prudential Mutual Fund Management Inc. or a Prudential Securities Incorporated Prototype Plan and executed an accompanying Standardized or Non-Standardized Adoption Agreement naming The Prudential Bank and Trust Company as Trustee.

The Employer hereby acknowledges receipt of the notice of The Prudential Bank and Trust Company's resignation, effective October 29, 1999, as Trustee of the above-referenced plan. Effective October 29, 1999, the Employer hereby appoints Prudential Trust Company as successor Trustee, and modifies the Prototype Plan Adoption Agreement to replace The Prudential Bank and Trust Company with Prudential Trust Company as Trustee.

Prudential Trust Company accepts appointment of successor Trustee, effective October 29, 1999.

Signed for the Employer by:  Karen E. Box
                             -------------------------------

Title:                       Sr. VP - Human Resources
                             -------------------------------

Signature:                   /s/ Karen E. Box
                             -------------------------------

Date:                        September 2, 1999
                             -------------------------------

Accepted by:

Prudential Trust Company:    Michael G. Williams
                             -------------------------------

Title:                       VP
                             -------------------------------

Signature:                   /s/ Michael G. Williams
                             -------------------------------

Date:                        September 13, 1999
                             -------------------------------